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                                                                     Exhibit 5.1


                                                               February 23, 2000


                       REGISTRATION STATEMENT ON FORM S-3


Ladies and Gentlemen:

         This opinion is being provided to you by the undersigned, as General Counsel of Financial Security Assurance Holdings Ltd., a New York corporation (the "ISSUER"). I have acted as counsel to the Issuer in connection with the preparation and filing with the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "ACT"), of a Registration Statement on Form S-3 (the "REGISTRATION STATEMENT"), and the prospectus included therein (the "PROSPECTUS"), relating to the registration by the Issuer of:

                  (a) $92,750,021 in the aggregate, to be issued from time to time in one or more primary offerings, of (i) debt securities representing unsecured obligations of the Issuer (the "SENIOR DEBT SECURITIES") to be issued pursuant to the Amended and Restated Trust Indenture (the "INDENTURE") dated as of February 24, 1999, between the Issuer and First Union National Bank, as trustee (the "TRUSTEE") and subordinated debt securities ("SUBORDINATED DEBT SECURITIES" and, together with the Senior Debt Securities, the "DEBT SECURITIES") to be issued pursuant to a Subordinated Indenture (the "SUBORDINATED INDENTURE") between the Issuer and a trustee (the "SUBORDINATED TRUSTEE") to be named in a prospectus supplement relating to the Subordinated Debt Securities; (ii) shares of common stock of the Issuer, par value $.01 per share ("COMMON STOCK"); (iii) contracts to purchase Common Stock ("STOCK PURCHASE CONTRACTS"); (iv) units ("STOCK PURCHASE UNITS") consisting of a Stock Purchase Contract and Debt Securities, Preferred Securities (as defined below) or debt obligations of third parties; and (v) shares of preferred stock of the Issuer ("PREFERRED SECURITIES"); and

                  (b) 500,000 shares of Common Stock to be issued from time to time in one or more secondary offerings by Credit Suisse Financial Products.

The securities referred to in the foregoing clause (a), when added to $157,249,979 of securities of the same type which were previously registered by the Issuer on Form S-3 (Registration Statement No. 333-74165) and which remain unsold, result in an aggregate amount of $250,000,000 of such registered securities. Pre-Effective Amendment No. 1 to the Registration Statement constitutes Post-Effective Amendment No. 2 to Registration Statement No. 333-74165.

         In so acting, I have examined and relied upon the originals, or copies certified or otherwise identified to my satisfaction, of such records, documents, certificates and other instruments as in my judgment are necessary or appropriate to enable me to render the opinion expressed below. My opinion assumes that each of the definitive Subordinated Indenture and the definitive purchase contract agreement (the "PURCHASE CONTRACT AGREEMENT") between the Issuer and a purchase contract agent (the "PURCHASE CONTRACT AGENT") to be named in a prospectus supplement relating to the Stock Purchase Contracts and Stock Purchase Units, as applicable, will be in substantially the form filed as an exhibit to the Registration Statement.


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         Based upon the foregoing, I am of the following opinion:

                  1. When the Senior Debt Securities have been duly executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating to the Senior Debt Securities and in accordance with the Indenture, assuming the terms of such Senior Debt Securities have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Issuer and so as to comply with any requirement imposed by any court or governmental body having jurisdiction over the Issuer, the Senior Debt Securities will be validly issued and will constitute valid and binding obligations of the Issuer in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting the rights of creditors and by general principles of equity.

                  2. When the Subordinated Indenture has been duly authorized, executed and delivered by the Issuer and the Subordinated Trustee, and the Subordinated Debt Securities have been duly executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating to the Subordinated Debt Securities and in accordance with the Subordinated Indenture, assuming the terms of such Subordinated Debt Securities have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Issuer and so as to comply with any requirement imposed by any court or governmental body having jurisdiction over the Issuer, the Subordinated Debt Securities will be validly issued and will constitute valid and binding obligations of the Issuer in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting the rights of creditors and by general principles of equity.

                  3. When the Common Stock has been duly issued and sold as contemplated by the Registration Statement and any prospectus supplement relating to the Common Stock, against payment of the consideration fixed therefor by the Board of Directors of the Issuer or a duly authorized committee thereof, the Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

                  4. When the Purchase Contract Agreement has been duly authorized, executed and delivered by the Issuer and the Purchase Contract Agent, and the Stock Purchase Contracts and Stock Purchase Units, as applicable, have been duly executed, countersigned, issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating to the Stock Purchase Contracts and Stock Purchase Units, as applicable, and in accordance with the Purchase Contract Agreement, assuming the terms of such Stock Purchase Contracts and Stock Purchase Units, as applicable, have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Issuer and so as to comply with any requirement imposed by any court or governmental body having jurisdiction over the Issuer, the Stock Purchase Contracts and Stock Purchase Units, as applicable, will be validly issued and will constitute valid and binding obligations of the Issuer in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting the rights of creditors and by general principles of equity.

                  5. When the Preferred Stock has been duly issued and sold as contemplated by the Registration Statement and any prospectus supplement relating to the Preferred Stock, against payment of the consideration fixed therefor by the Board of Directors of the Issuer or a duly authorized committee thereof, the Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable.


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         The opinion expressed above is limited to the laws of the State of
New York, the Act and the federal laws of the United States of America.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus. In giving such consent, I do not thereby concede that I am within the category of persons whose consent is required under
Section 7 of the Act or the Rules and Regulations of the Commission thereunder.


                                Very truly yours,

                                    /s/ Bruce Stern
                                -----------------------
                                Bruce E. Stern
                                General Counsel


Financial Security Assurance Holdings Ltd.,
  350 Park Avenue,
    New York, NY 10022


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